UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (415) 331-0303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

From May 25 to May 28, 2014, Dr. Dick Zoutman, a consultant to Medizone International, Inc. (the “Company”) presented information regarding the Company’s AsepticSure® hospital disinfection system at the IPAC Canada 2014 National Education Conference in Halifax, Nova Scotia, Canada.

As part of Dr. Zoutman’s presentation, he included a poster entitled the “Positive Impacts of a New Ozone and Hydrogen Peroxide Vapour System to Disinfect Patient Rooms During an MRSA Outbreak” to describe the Company’s development of the AsepticSure system and more particularly the use of the system in eliminating the transmission of MRSA in a 20-bed facility in Canada in June 2013.

Attached to this report as Exhibit 99.1 is a copy of the poster, which will be posted on or about June 3, 2014 on the Company's website, www.medizoneint.com.

In accordance with General Instruction B.2. of Form 8-K, the information contained above in this Item 7.01 (including the poster) shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Investor Presentation be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This Item 7.01 will not be deemed a determination or an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Poster on MRSA Outbreak

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Edwin G. Marshall
Edwin G. Marshall Chief Executive Officer

Date: June 3, 2014